Exhibit 99.1

Verra Mobility Receives Contract Renewal from New York City

Three-year renewal of the photo enforcement contract to increase the number of red-light cameras, bus lane cameras and speed cameras, and include additional maintenance services

MESA, Ariz., Feb. 7, 2022 /PRNewswire/ -- Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today that the New York City Department of Transportation exercised its second three-year renewal option under its photo enforcement contract with Verra Mobility. The contract, which was registered in 2014, presently covers hundreds of red-light, bus lane, mobile speed and fixed speed photo enforcement cameras that help promote safe driving behaviors.

Verra Mobility also provided additional speed cameras under a separate contract with New York City that commenced in late 2019.

This renewal provides for an expansion of 100 additional red-light cameras and 150 bus lane cameras, and it also includes certain negotiated price reductions. In addition, the renewal will cover the maintenance of the speed cameras that Verra Mobility installed under the 2019 contract.

These camera systems significantly lower the prevalence of dangerous driving behaviors like speeding and red-light running.

“We are proud to continue serving New York City in pursuit of its bold and transformative Vision Zero mission,” said David Roberts, president and CEO, Verra Mobility. “Our solutions play a key role in keeping drivers and pedestrians safe while helping make roadways smarter and more efficient.”

About Verra Mobility

Verra Mobility (NASDAQ: VRRM) is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company operating in more than 15 countries, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve the most complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world's largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra

Mobility processes millions of transactions each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts, operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in North America, Europe, Asia, and Australia. For more information, please visit www.verramobility.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Verra Mobility's plans, objectives, expectations, beliefs and intentions and other statements including words such as "hope," "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. The forward-looking statements herein represent the judgment of the Verra Mobility, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. This press release should be read in conjunction with the information included in Verra Mobility's other press releases, reports and other filings with the SEC and on the SEC website, www.sec.gov. Understanding the information contained in these filings is important in order to fully understand Verra Mobility's reported financial results and our business outlook for future periods. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements.

Investor Relations:
ir@verramobility.com

Media Relations:
Eric Krantz
eric.krantz@verramobility.com